PRICING SUPPLEMENT NO. 1 DATED AUGUST 7, 2002                        FILED UNDER RULE 424(b)(3)
(TO PROSPECTUS DATED MAY 17, 2002                                            FILE NO. 333-63164
AND PROSPECTUS SUPPLEMENT DATED MAY 17, 2002)

                                                  $3,000,000,000
                                                  SLM CORPORATION
                                            Medium Term Notes, Series A
                                   Due 9 Months or Longer From the Date of Issue

----------------------------------------------------------------------------------------------------------------------------
Principal Amount:    $250,000,000             Floating Rate Notes:       |X|            Fixed Rate Notes:         |_|

----------------------------------------------------------------------------------------------------------------------------
Original Issue Date:  August 16, 2002         Closing Date:    August 16, 2002          CUSIP Number:     78442F AA6

----------------------------------------------------------------------------------------------------------------------------
Maturity Date:       July 26, 2004            Option to Extend Maturity:   |X| No       Specified Currency:  U.S. Dollars

                                                                           |_| Yes
                                              If Yes, Final Maturity
                                              Date:
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
Redeemable at the option of the Company:         |X| No         Redemption Price:                   Not Applicable.
----------------------------------------------------------------------------------------------------------------------------
                                                 |_| Yes        Redemption Dates:                   Not Applicable.
----------------------------------------------------------------------------------------------------------------------------
Repayment at the option of the Holder: :         |X| No         Repayment Price:                    Not Applicable.
----------------------------------------------------------------------------------------------------------------------------
                                                 |_| Yes        Repayment Dates:                    Not Applicable.
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
APPLICABLE TO FIXED RATE NOTES ONLY:

----------------------------------------------------------------------------------------------------------------------------
         Interest Rate:                                         Interest Payment Date(s):

----------------------------------------------------------------------------------------------------------------------------
         Interest Accrual Method:
----------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
APPLICABLE TO FLOATING RATE NOTES ONLY:

----------------------------------------------------------------------------------------------------------------------------
Floating Rate Index:
----------------------------------------------------------------------------------------------------------------------------
                  |_| CD Rate                                  Index Maturity:   Three Months.
----------------------------------------------------------------------------------------------------------------------------
                  |_| Commercial Paper Rate
----------------------------------------------------------------------------------------------------------------------------
                  |_| CMT Rate                                 Spread :   Plus 15 basis points (.15%).
----------------------------------------------------------------------------------------------------------------------------
                  |_| Federal Funds Rate
----------------------------------------------------------------------------------------------------------------------------
                  |X| LIBOR Telerate                           Initial Interest Rate:     Not Applicable.
----------------------------------------------------------------------------------------------------------------------------
                  |_| LIBOR Reuters
----------------------------------------------------------------------------------------------------------------------------
                  |_| Prime Rate                               Interest Rate Reset Period:  Quarterly.
----------------------------------------------------------------------------------------------------------------------------
                  |_| 91-Day Treasury Bill Rate

----------------------------------------------------------------------------------------------------------------------------
Reset Date(s):  Each January 25th, April 25th, July 25th       Interest Payment   Each January 25th, April 25th, July 25th
                and October 25th  during the term of the       Date(s):           and October 25th  during the term of the
                Notes, beginning October 25, 2002, subject                        Notes, beginning October 25, 2002, subject
                to following business day convention.                             to following business day convention.

----------------------------------------------------------------------------------------------------------------------------
Interest Determination  2 London and New York Business        Interest Period:   From and including the previous Interest
Date:                   Days prior to the related Reset                           Payment Date (or Original Issue Date, in
                        Date.                                                     the case of the first Interest Accrual
                                                                                  Period) to but excluding the current
                                                                                  Interest Payment Date (or Maturity Date, in
                                                                                  the case of  the last Interest Accrual
                                                                                  Period).
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

Lock-in Period Start Date:   Not Applicable.                   Accrual Method:  Actual/360.

----------------------------------------------------------------------------------------------------------------------------
Maximum Interest Rate:       Not Applicable.                   Minimum Interest Rate:     Not Applicable.
----------------------------------------------------------------------------------------------------------------------------


Form:                      Book-entry.

Denominations:             $1,000 minimum and integral multiples of $1,000 in excess thereof.

Trustee:                   JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank.

Agents:                    The following agents are acting as underwriters in connection with this issuance.



                                      AGENTS                                              PRINCIPAL AMOUNT OF NOTES
                                      ------                                              -------------------------

                         Banc of America Securities LLC                                      $      70,000,000
                         Banc One Capital Markets, Inc.                                             20,000,000
                         J.P. Morgan Securities Inc.                                                50,000,000
                         Merrill Lynch, Pierce, Fenner & Smith Incorporated                         60,000,000
                         Salomon Smith Barney Inc.                                                  50,000,000
                                                                                          -------------------------

                                           Total                                             $     250,000,000


Issue Price:               100.00%.

Agents' Commission:        0.0%.

Net Proceeds:              $250,000,000.




  OBLIGATIONS OF SLM CORPORATION AND ANY SUBSIDIARY OF SLM CORPORATION ARE NOT
    GUARANTEED BY THE FULL FAITH AND CREDIT OF THE UNITED STATES OF AMERICA.
      NEITHER SLM CORPORATION NOR ANY SUBSIDIARY OF SLM CORPORATION (OTHER
       THAN STUDENT LOAN MARKETING ASSOCIATION) IS A GOVERNMENT-SPONSORED
        ENTERPRISE OR AN INSTRUMENTALITY OF THE UNITED STATES OF AMERICA.